UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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National Oilwell Varco, Inc.

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NATIONAL OILWELL VARCO, INC.
10000 Richmond Avenue
Houston, Texas 77042
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2006

DATE:	Wednesday, May 17, 2006
TIME:	10:00 a.m. (Houston time)
PLACE:	Houston Marriott Westchase
2900 Briarpark Drive
Houston, Texas 77042
The 2006 annual meeting of stockholders of National Oilwell Varco, Inc. will be held at the Houston Marriott Westchase, 2900 Briarpark Drive, Houston, Texas on Wednesday, May 17, 2006, at 10:00 a.m. local time, for the following purposes:
1.	To elect three directors to hold office for a three-year term;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company for 2006; and

3.	To consider and act upon any other matters that may properly come before the annual meeting or any postponement or adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2006.
The Board of Directors has set March 31, 2006 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 31, 2006 you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and, during ordinary business hours, at our offices at 10000 Richmond Avenue, Houston, Texas for a period of ten days prior to the Annual Meeting.
You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

By Order of the Board of Directors
/s/ Dwight W. Rettig

Dwight W. Rettig Vice President, General Counsel and Secretary

Houston, Texas
April 13, 2006

NATIONAL OILWELL VARCO, INC.
10000 Richmond Avenue
Houston, Texas 77042
PROXY STATEMENT

ANNUAL MEETING:	Date:	Wednesday, May 17, 2006
	Time:	10:00 a.m. (Houston time)
	Place:	Houston Marriott Westchase
2900 Briarpark Drive
Houston, Texas 77042

AGENDA:	Proposal 1: For the election of three nominees as directors of the Company for a term of three years.

Proposal 2: For the ratification of the appointment of Ernst & Young LLP as independent auditors of the company.

RECORD DATE/ WHO CAN VOTE:	All stockholders of record at the close of business on March 31, 2006 are entitled to vote. The only class of securities entitled to vote at the Annual Meeting is National Oilwell Varco common stock. Holders of National Oilwell Varco common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:	Your vote and proxy is being solicited by the Board of Directors for use at the Annual Meeting. This proxy statement and enclosed proxy card is being sent on behalf of the Board of Directors to all stockholders beginning on or about April 13, 2006. By completing, signing and returning your proxy card, you will authorize the persons named on the proxy card to vote your shares according to your instructions.

PROXIES:	If your properly executed proxy does not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of the three nominees for director (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

REVOKING YOUR PROXY:	You can revoke your proxy at any time prior to the time that the vote is taken at the meeting by: (i) filing a written notice revoking your proxy; (ii) filing another proxy bearing a later date; or (iii) casting your vote in person at the Annual Meeting. Your last vote will be the vote that is counted.

QUORUM:	As of March 31, 2006, there were 174,853,276 shares of National Oilwell Varco common stock issued and outstanding. The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 87,426,639 votes constitutes a quorum for adopting the proposals at the Annual Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining a quorum, as will broker non-votes. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given. However, there will be no broker non-votes in connection with this meeting as the nature of the proposals to be considered at the meeting allows brokers discretionary voting in the absence of timely instruction from beneficial owners. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them.

MULTIPLE PROXY CARDS:	If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

HOUSEHOLDING:	The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a copy of these materials, other than the Proxy Card, to those stockholders. This process, which is commonly referred to as “householding,” can mean extra convenience for stockholders and cost savings for the Company. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record. Through householding, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of Proxy Statements and Annual Reports, or if you hold stock in more than one account and wish to receive only a single copy of the Proxy Statement or Annual Report for your household, please contact ADP Householding Department, in writing, at 51 Mercedes Way, Edgewood, New York 11717, or by phone at (800) 542-1061. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you are a beneficial stockholder.

COST OF PROXY SOLICITATION:	We have retained InvestorCom, Inc. to solicit proxies from our stockholders at an estimated fee of $4,500, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

MERGER WITH VARCO
On March 11, 2005, National-Oilwell, Inc., a Delaware corporation (“National Oilwell”) held a special meeting of stockholders to approve the merger of Varco International, Inc., a Delaware corporation (“Varco”) with and into National Oilwell, with National Oilwell being the surviving corporation (the “Merger”). National Oilwell then changed its name to National Oilwell Varco, Inc. (“National Oilwell Varco” or the “Company”), pursuant to the Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004 (the “Merger Agreement”). At completion of the Merger, National Oilwell stockholders owned approximately 51% of the Company and Varco stockholders owned approximately 49% of the Company.
ELECTION OF DIRECTORS
PROPOSAL NO. 1 ON THE PROXY CARD
The Board of Directors of National Oilwell Varco is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include: Greg L. Armstrong, David D. Harrison and Merrill A. Miller, Jr.
Greg L. Armstrong, David D. Harrison and Merrill A. Miller, Jr. are nominees for directors for a three-year term expiring at the Annual Meeting in 2009, or when their successors are elected and qualified. We believe each of the nominees will be able to serve if elected. However, if any nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2007 and 2008 will continue to serve in accordance with their prior election or appointment. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required for Approval
Directors are to be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the greatest number of votes will be elected. In accordance with New York Stock Exchange rules, a proposal to elect directors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Votes withheld for any Director will not be counted. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the election of the three nominees listed below.
Information Regarding Nominees for Director for Terms Expiring in 2009:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Merrill A. Miller, Jr.	55	2006	Mr. Miller has been a Director of the Company since May 2001 and Chairman of the Board since July 22, 2005. He also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served as President since November 2000 and as Chief Executive Officer since May 2001. He has served in various senior executive positions with National Oilwell since February 1996. Mr. Miller also serves as a director of Penn Virginia Corporation, a company engaged in the exploration, acquisition, development and production of crude oil and natural gas.	2001

Greg L. Armstrong	47	2006	Mr. Armstrong has been a Director of the Company since March 2005. Mr. Armstrong served as a Director of Varco from May 20, 2004 until its merger with the Company on March 11, 2005. Since 1998, he has been the Chairman of the Board and Chief Executive Officer of Plains All American GP LLC, the general partner and controlling entity of Plains All American Pipeline, L.P., a publicly traded master limited partnership engaged in the business of marketing, gathering, transporting, terminalling and storing crude oil. Mr. Armstrong is a member of the National Petroleum Council.	2005

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
David D. Harrison	58	2006	Mr. Harrison has been a Director of the Company since August 2003. Since February 2000, he has served as Executive Vice President and Chief Financial Officer of Pentair, Inc., a diversified manufacturer in water technologies and enclosures businesses. From September 1999 through February 2000, Mr. Harrison was Executive Vice President and Chief Financial Officer of the Scotts Company, a lawn and garden products company. He was Executive Vice President and Chief Financial Officer and a Director of Coltec Industries, a company in the industrial and aerospace arena from 1996 to 1999. He also served as Executive Vice President and Chief Financial Officer of Pentair, Inc. from 1994 to 1996. From 1972 through 1994, Mr. Harrison held various international and domestic finance positions with a combination of General Electric and Borg-Warner Chemicals.	2003
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.
Information Regarding Continuing Directors:

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Robert E. Beauchamp	46	2008	Mr. Beauchamp has been a Director of the Company since August 2002. Since 1988, he has served in various capacities at BMC Software, Inc., a leading provider of enterprise management solutions, most recently as President and Chief Executive Officer and as a director. During his sixteen years with BMC, he also served as senior vice president of research & development, vice president of strategic marketing and corporate development, and director of strategic marketing.	2002

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Ben A. Guill	55	2007	Mr. Guill has been a Director of the Company since 1999. He is President of First Reserve Corporation, a corporate manager of private investments focusing on the energy and energy-related sectors, which he joined in September 1998. Mr. Guill serves as a director of Dresser, Inc., a leader in the design, manufacture and marketing of highly engineered equipment and services for the energy industry; T-3 Energy Services, Inc., a consolidator of high-end equipment repair and specialty machining operations focused in the Gulf of Mexico; and is Chairman of the Board of Chart Industries, Inc., an independent global manufacturer of highly engineered equipment used in the production, storage and end-use of hydrocarbon and industrial gases.	1999

Roger L. Jarvis	52	2007	Mr. Jarvis has been a Director of the Company since February 2002. He has served as President, Chief Executive Officer and Director of Spinnaker Exploration Company, a natural gas and oil exploration and production company, since 1996 and as its Chairman of the Board since 1998, until its acquisition by Norsk Hydro ASA in December 2005. Mr. Jarvis also serves as a director of The Bill Barret Corporation, a company engaged in the acquisition, exploitation and exploration of oil and gas properties in the Rocky Mountains.	2002

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
Eric L. Mattson	54	2007	Mr. Mattson has been a Director of the Company since March 2005. Mr. Mattson served as a Director of Varco (and its predecessor, Tuboscope Inc.) from January 1994 until its merger with the Company on March 11, 2005. Since November 2003, Mr. Mattson has been Senior Vice President and Chief Financial Officer of VeriCenter, Inc., a private provider of managed hosting services. From November 2002 until October 2003, Mr. Mattson worked as an independent consultant. Mr. Mattson was the Chief Financial Officer of Netrail, Inc., a private Internet backbone and broadband service provider, from September 1999 until November 2002. Netrail filed for Chapter 11 Bankruptcy protection in the Northern Georgia district of the United States Bankruptcy Court in July 2001. In November 2002, the Bankruptcy Court approved Netrail’s plan of liquidation and appointed a Trustee to effect the plan. At that time, Mr. Mattson ceased to be the Chief Financial Officer of Netrail. From July 1993 until May 1999, Mr. Mattson served as Senior Vice President and Chief Financial Officer of Baker Hughes Incorporated, a provider of products and services to the oil, gas and process industries.	2005

Jeffery A. Smisek	51	2008	Mr. Smisek has been a Director of the Company since March 2005. Mr. Smisek served as a Director of Varco (and its predecessor, Tuboscope Inc.) from February 1998 until its merger with the Company on March 11, 2005. Since December 30, 2004, Mr. Smisek has served as President and a director of Continental Airlines, Inc. Mr. Smisek previously served Continental Airlines, Inc. as: Executive Vice President from March 2003 until December 2004; Executive Vice President — Corporate from May 2001 until March 2003; and Executive Vice President, General Counsel and Secretary from November 1996 to May 2001.	2005

		Expiration		Year
		Date of		First
		Current		Became
Name	Age	Term	Biography	Director
James D. Woods	74	2008	Mr. Woods has been a Director of the Company since March 2005. Mr. Woods served as a Director of Varco from May 2000, and from 1988 until May 2000 he served as a director of a company acquired by Varco, until its merger with the Company on March 11, 2005. Mr. Woods is the Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated. Mr. Woods was Chief Executive Officer of Baker Hughes from April 1987, and Chairman from January 1989, in each case until January 1997. Mr. Woods is also a director of ESCO Technologies, an NYSE-listed supplier of engineered filtration precuts to the process, healthcare and transportation markets; Foster Wheeler Ltd., an OTC-traded holding company of various subsidiaries which provides a broad range of engineering, design, construction and environmental services; OMI Corporation, an NYSE-listed bulk shipping company providing seaborne transportation services primarily of crude oil and refined petroleum products; USEC Inc., an NYSE-listed supplier of enriched uranium; and Complete Production Services, Inc., a supplier of oilfield products and services.	2005

COMMITTEES AND MEETINGS OF THE BOARD
Committees
The Board of Directors had the following standing committees: Audit, Compensation, and Nominating/Corporate Governance.
Number of Meetings Held in 2005

Board of Directors	4
Audit Committee	6
Compensation Committee	3
Nominating/Corporate Governance Committee	2
Attendance at Meetings
Each incumbent director attended at least 75% of the meetings of the Board and committees of which that director was a member.
Board Compensation
Members of the Company’s Board of Directors who are not full-time employees of the Company receive the following cash compensation:
•	For service on the Board of Directors — an annual retainer of $45,000, paid quarterly;

•	For service as chairman of the audit committee of the Board of Directors — an annual retainer of $15,000, paid quarterly;

•	For service as chairman of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors — an annual retainer of $10,000, paid quarterly;

•	For service as a member of the audit committee of the Board of Directors — an annual retainer of $7,500, paid quarterly;

•	For service as a member of each of the compensation committee and the nominating/corporate governance committee of the Board of Directors — an annual retainer of $5,000, paid quarterly; and

•	$1,500 for each Board meeting and each committee meeting attended.
Directors of the Board who are also employees of the Company do not receive any compensation for their service as directors.
Members of the Board are also eligible to receive stock options and awards, including restricted stock, performance awards, phantom shares, stock payments, or SARs under the National Oilwell Varco Long-Term Incentive Plan.

On May 18, 2005, the Board approved the grant of 7,500 options to each non-employee director under the National Oilwell Varco Long-Term Incentive Plan. The exercise price of the options is $41.63 per share, which was the fair market value of one share of the Company’s common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning on the first anniversary of the date of the grant.
Audit Committee
Messrs. Harrison (Chairman), Armstrong, Guill and Mattson are the current members of the Audit Committee. All members of this committee are “independent” within the meaning of the rules governing audit committees by the New York Stock Exchange.
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	Monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures.

▪	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

▪	Monitor the independence and performance of the Company’s independent auditors and internal audit function.

▪	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors.

▪	Prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

▪	Monitor the Company’s compliance with legal and regulatory requirements.
A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix I, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
Audit Committee Financial Expert
The Board of Directors has determined that all members of the Audit Committee meet the New York Stock Exchange standard of having accounting or related financial management expertise and meet the SEC’s criteria of an Audit Committee Financial Expert.
Compensation Committee
Messrs. Woods (Chairman), Beauchamp, Guill and Smisek are the current members of the Compensation Committee. All members of the Compensation Committee are independent as defined by the applicable New York Stock Exchange listing standards.

The Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	Discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers.

▪	Approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

▪	Administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.
A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix II, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.
Compensation Committee Interlocks and Insider Participation. During 2005, Messrs. Woods, Beauchamp, Guill and Smisek served on the Compensation Committee. None of these members is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
Nominating/Corporate Governance Committee
Messrs. Beauchamp (Chairman), Jarvis, Smisek and Woods are the current members of the Nominating/Corporate Governance Committee. All members of the Nominating/Corporate Governance Committee are independent as defined by the applicable New York Stock Exchange listing standards.
The Nominating/Corporate Governance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
▪	Ensure that the Board and its committees are appropriately constituted so that the Board and directors may effectively meet their fiduciary obligations to shareholders and the Company.

▪	Identify individuals qualified to become Board members and recommend to the Board director nominees for each annual meeting of shareholders and candidates to fill vacancies in the Board.

▪	Recommend to the Board annually the directors to be appointed to Board committees.

▪	Monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines.

▪	Monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.
A copy of the Nominating/Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix III, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section.

Director Nominees
The Nominating/Corporate Governance Committee has the responsibility of identifying candidates for election as directors; reviewing background information relating to candidates for director; and recommending to the Board of Directors nominees for directors to be submitted to stockholders for election. It is the policy of the committee to consider director candidates recommended by stockholders. Nominees to be evaluated by the Nominating/Corporate Governance Committee are selected by the committee from candidates recommended by multiple sources, including other directors, management, stockholders, and candidates identified by independent search firms (which firms may be paid by the Company for their services), all of whom will be evaluated based on the same criteria. As of March 31, 2006, we had not received any recommendations from stockholders for potential director candidates. All of the current nominees for director are standing members of the Board that are proposed by the entire Board for re-election. Written suggestions for nominees should be sent to the Secretary of the Company at the address listed below.
The Board of Directors believes that nominees should reflect the following characteristics:
▪	Have a reputation for integrity, honesty, candor, fairness and discretion.

▪	Be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations.

▪	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise.

▪	Have a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.
Any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors if timely written notice in proper form of the intent to make a nomination at the Annual Meeting is received by the Company at National Oilwell Varco, Inc., 10000 Richmond Avenue — 6th Floor, Houston, TX 77042, Attention: Dwight W. Rettig, Secretary. The notice must be received no later than April 23, 2006 — 10 days after the first public notice of the Annual Meeting is first sent to stockholders. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board of Directors.

AUDIT COMMITTEE REPORT
The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic combined and separate meetings with the Company’s independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.
The Board of Directors has determined that all of the members of the Audit Committee are independent based on the guidelines set forth by the New York Stock Exchange and SEC rules for the independence of Audit Committee members. The Audit Committee held six (6) meetings in 2005, and at each regularly scheduled quarterly meeting met in executive session with both the internal audit director and the independent audit partner, without management being present.
We have reviewed and discussed with senior management the audited financial statements included in the Company’s Annual Report on Form 10-K. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.
We have discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), as may be modified or supplemented. SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements. In addition, the Audit Committee reviewed with Ernst & Young their judgment as to the quality, not just the acceptability, of the Company’s accounting principles.
We have received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.
Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS 61, Independence Standards Board Standard No. 1, and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-K.

Notwithstanding the foregoing, our charter clarifies that it is not our duty to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to our oversight in the areas covered by our charter. The independent auditors are responsible for expressing opinions on those financial statements and on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting.
Members of the Audit Committee
David D. Harrison, Committee Chairman
Greg L. Armstrong
Ben A. Guill
Eric L. Mattson

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 2 ON THE PROXY CARD
Information Regarding our Independent Auditors
The Audit Committee of the Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2006. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast on the meeting. In accordance with New York Stock Exchange rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of Ernst & Young LLP as independent auditors.
Audit Fees
The Audit Committee pre-approves all services provided by the Company’s independent auditors to the Company and its subsidiaries. Consideration and approval of such services generally occurs in the regularly scheduled quarterly meetings of the Audit Committee. The Audit Committee has delegated the Chairman of the Audit Committee to pre-approve allowed non-audit services, subject to review by the full committee at the next regularly scheduled meeting. The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company’s financial statements is compatible with maintaining Ernst & Young’s independence and has concluded that their independence is not compromised.

The following table sets forth Ernst & Young LLP’s fees for services rendered during 2004 and 2005. All 2005 services provided by Ernst & Young LLP were pre-approved by the Audit Committee.

	2005	2004
	(in thousands)
Audit Fees	$4,278	$2,436
Audit Related Fees(1)	299	182
Tax Fees(2)	705	603
All Other Fees	—	—

Total	$5,282	$3,221

(1)	Consists primarily of fees for employee benefit plans, due diligence related to acquisition transactions, and accounting consultations.

(2)	Consists primarily of fees for compliance, planning and advice with respect to various domestic and foreign corporate tax matters.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

CORPORATE GOVERNANCE
National Oilwell Varco’s Board of Directors is committed to promoting transparency in reporting information about the Company, complying with the spirit as well as the literal requirements of applicable laws, rules and regulations, and corporate behavior that conforms to corporate governance standards that substantially exceed the consensus view of minimum acceptable corporate governance standards. The Board of Directors adopted Corporate Governance Guidelines which establish provisions for the Board’s composition and function, Board committees and committee membership, evaluation of director independence, the roles of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the evaluation of the Chief Executive Officer, regular meetings of non-management directors, board conduct and review, selection and orientation of directors, director compensation, access to management and independent advisors, and annual review of the Guidelines. A copy of the Guidelines is attached to this Proxy Statement as Appendix IV, and is also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of the Guidelines to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 10000 Richmond Avenue — 6th Floor, Houston, Texas 77042.
Director Independence
The Corporate Governance Guidelines address, among other things, standards for evaluating the independence of the Company’s directors. The Board undertakes an annual review of director independence and considers transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its affiliates, including those reported under “Certain Relationships and Related Transactions” in this proxy statement. In February 2006, as a result of this annual review, the Board affirmatively determined that a majority of the members of the Board of Directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. The following directors were affirmed as independent: Greg L. Armstrong, Robert E. Beauchamp, Ben A. Guill, David D. Harrison, Roger L. Jarvis, Eric L. Mattson, Jeffery A. Smisek, and James D. Woods.
Lead Director
The non-management members of the Board of Directors have appointed Robert E. Beauchamp as Lead Director. The Lead Director is responsible for developing the agenda for, and presiding over the executive sessions of, the Board’s non-management directors, and for acting as principal liaison between the non-management directors and the chief executive officer on matters dealt with in executive session.
Policies on Business Ethics and Conduct
The Company has a long-standing Business Ethics Policy. In April 2003, the Board adopted the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers. These codes are designed to focus the Board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to foster a culture of honesty and accountability. As set forth in the Corporate Governance Guidelines, the Board may not waive the application of the Company’s policies on business ethics and conduct for any Director or Executive Officer. Copies of the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers are attached to this Proxy Statement as Appendixes V and VI, respectively, and are also available on the Company’s website, www.nov.com, under the Investor Relations/Corporate Governance section. The Company will furnish print copies of these Codes to interested stockholders without charge, upon request. Written requests for such copies should be addressed to: Dwight W. Rettig, Secretary, National Oilwell Varco, Inc., 10000 Richmond Avenue - 6th Floor, Houston, Texas 77042.
Communications with Directors
The Board has provided a process for interested parties to communicate with our non-management directors. Parties wishing to communicate confidentially with our non-management directors may do so by calling 1-800-372-3956. This procedure is described on the Company’s website, www.nov.com, in the Investor Relations/Corporate Governance section. Calls to this number will be answered by an independent, automated system 24 hours a day, 365 days a year. A transcript of the call will be delivered to a member of the Audit Committee. Parties wishing to send written communications to the Board, other than sales-related communications, should send a letter addressed to the member or members of the Board to whom the communication is directed, care of the Secretary, National Oilwell Varco, Inc., 10000 Richmond Avenue, Houston, Texas, 77042. All such communications will be forwarded to the Board member or members specified.
Director Attendance at Annual Meetings
The Company does not have a formal policy with respect to director attendance at annual stockholder meetings. In 2005, all members of the Board were in attendance at the annual meeting.
NYSE Corporate Governance Matters
As a listed company with the New York Stock Exchange, our Chief Executive Officer, as required under Section 303A.12(a) of the NYSE Listed Company Manual, must certify to the NYSE each year whether or not he is aware of any violation by the company of NYSE Corporate Governance listing standards as of the date of the certification. On August 19, 2005, the Company’s Chief Executive Officer submitted such a certification to the NYSE which stated that he was not aware of any violation by the Company of the NYSE Corporate Governance listing standards. On March 6, 2006, the Company filed its 2005 Form 10-K with the SEC, which included as Exhibits 31.1 and 31.2 the Chief Executive Officer and Chief Financial Officer certifications required under Section 302 of the Sarbanes-Oxley Act of 2002.

EXECUTIVE OFFICERS
The following persons are our current executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors. None of the executive officers, directors, or nominees for director has any family relationships with each other.

Name	Age	Position	Biography
Merrill A. Miller, Jr.	55	President and Chief Executive Officer	Mr. Miller has served as the Company’s President since November 2000, Chief Executive Officer since May 2001 and Chairman of the Board since July 22, 2005. Mr. Miller also served as Chairman of the Board from May 2002 through March 11, 2005. He served as the Company’s Chief Operating Officer from November 2000 through March 11, 2005. He has served in various senior executive positions with the Company since February 1996. Mr. Miller also serves as a director of Penn Virginia Corporation, a company engaged in the exploration, acquisition, development and production of crude oil and natural gas.

Robert Blanchard	44	Vice President, Corporate Controller and Chief Accounting Officer	Mr. Blanchard has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since May, 2005. Mr. Blanchard served as Controller of Varco from 1999 and as its Vice President from 2002 until its merger with the Company on March 11, 2005.

Kevin Neveu	45	President — Rig Technology	Mr. Neveu has served as President - Rig Technology since March 2005. He served as President of National Oilwell’s Rig Solutions - Western Hemisphere from May 2003 to March 2005 and as President of our Downhole Tools Group from June 2000 to May 2003, and from 1999 to 2000 as Vice President and Managing Director of Downhole Tools.

Mark Reese	47	President — Expendable Products	Mr. Reese has served as President - Expendable Products since January 2004. He served as President of the Company’s Mission Products Group from August 2000 to January 2004. From May 1997 to August 2000 he was Vice President of Operations for the Company’s Distribution Services Group.

Name	Age	Position	Biography
Dwight W. Rettig	45	Vice President, General Counsel and Secretary	Mr. Rettig has served as the Company’s Vice President and General Counsel since February 1999, and from February 1998 to February 1999 as General Counsel of the Company’s Distribution Services Group.

Haynes B. Smith, III	54	President — Services	Mr. Smith has served as President - Services since March 2005. From May 2000 until Varco’s merger with the Company on March 11, 2005, Mr. Smith served as President-Varco Services Group. From July 1996 to May 2000, he was Varco’s Vice President-Western Hemisphere Operations.

Clay C. Williams	43	Senior Vice President and Chief Financial Officer	Mr. Williams has served as the Company’s Senior Vice President and Chief Financial Officer since March 2005. He served as Varco’s Vice President and Chief Financial Officer from January 2003 until its merger with the Company on March 11, 2005. From May 2002 until January 2003, Mr. Williams served as Varco’s Vice President Finance and Corporate Development. From February 2001 until May 2002, and from February 1997 until February 2000, he served as Varco’s Vice President—Corporate Development.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners
Based on information filed with the SEC as of the most recent practicable date, this table shows the number and percentage of shares beneficially owned by owners of more than five percent of the outstanding shares of the stock of the Company at December 31, 2005. The number and percentage of shares beneficially owned is based on 174,362,488 shares outstanding as of December 31, 2005.

	No. of	Percent
5% Owners	Shares	of Class
FMR Corp.(1)	26,151,337	15.00%
82 Devonshire Street Boston, MA 02109

(1)	Shares owned at December 31, 2005, as reflected in Amendment No. 7 to Schedule 13G filed with the SEC on February 14, 2006. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”), is the beneficial owner of 25,879,015 shares as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 25,879,015 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B Shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B Shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, is the beneficial owner of 250,637 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole dispositive power over 250,637 shares and sole power to vote or to direct the voting of 250,637 shares owned by the institutional account(s). Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp., provides investment advisory services to individuals. As such, FMR Corp.’s beneficial ownership includes 6,685 shares beneficially owned through Strategic Advisers, Inc. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the “International Funds”) and certain institutional investors. Fidelity International Limited is the beneficial owner of 15,000 shares.

Security Ownership of Management
This table shows the number and percentage of shares of the Company’s stock beneficially owned as of March 31, 2006 by each of our current directors and executive officers and by all current directors and executive officers as a group. The number and percentage of shares beneficially owned is based on 174,853,276 shares outstanding as of March 31, 2006. Beneficial ownership includes any shares as to which the director or executive officer has the right to acquire within 60 days of March 31, 2006 through the exercise of any stock option, warrant or other right. Each stockholder has sole voting and investment power, or shares these powers with his spouse, with respect to the shares beneficially owned.

	Shares Beneficially Owned
		Outstanding
		Options
	Number of	Exercisable
	Common	Within 60	Percent
Name of Individual	Shares(1)	Days	of Class*
Greg L. Armstrong	1,672	2,500	*
Robert E. Beauchamp	1,250	14,167	*
Robert Blanchard	1,250	1,896	*
Ben A. Guill	11,157	29,370	*
David D. Harrison	2,000	12,500	*
Roger L. Jarvis	369	20,000	*
Eric L. Mattson	8,410	18,388	*
Merrill A. Miller, Jr	172,839	83,333	*
Kevin A. Neveu	0	30,000	*
Mark A. Reese	0	30,000	*
Dwight W. Rettig	0	30,000	*
Jeffery A. Smisek	7,139	4,173	*
Haynes B. Smith	21,387	10,035	*
Clay C. Williams	20,023	96,507	*
James D. Woods	6,116	4,173	*
All current directors and executive officers as a group (15 persons)	253,612	387,042	*

*	Less than 1 percent

(1)	Includes shares deemed held by executive officers and directors in the Company’s 401(k) plans and deferred compensation plans.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information as of our fiscal year ended December 31, 2005, with respect to compensation plans under which our common stock may be issued:

			Number of securities
			remaining available for
			future issuance under
	Number of securities to		equity compensation
	be issued upon exercise	Weighted-average	plans (excluding
	of outstanding options,	exercise price of	securities reflected in
	warrants and rights	outstanding options,	column (a))
Plan Category	(a)	warrants and rights (b)	(c) (1)
Equity compensation plans approved by security holders	4,340,842	$30.36	7,464,000

Equity compensation plans not approved by security holders	0	0	0

Total	4,340,842	$30.36	7,464,000

(1)	Shares could be issued other than upon the exercise of stock options, warrants or rights; however, none are anticipated during 2006. On February 21, 2006, the Company granted 2,344,000 stock options at an exercise price of $66.58.

EXECUTIVE COMPENSATION
The following table sets forth for the years ended December 31, 2005, 2004 and 2003 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the “Named Executive Officers”) serving in such capacity at December 31, 2005.

SUMMARY COMPENSATION TABLE
					Long-Term Compensation
		Annual Compensation			Awards		Payouts
				Other
Name				Annual	Restricted	Securities		All Other
and				Compen-	Stock	Underlying	LTIP	Compen-
Principal				sation	Award(s)	Options/	Payouts	sation(2)
Position	Year	Salary($)	Bonus($)	($)	($) (1)	SARs (#)	($)	($)

Merrill A. Miller, Jr.	2005	650,000	776,685	—	2,097,000	64,000	—	11,077
President and CEO	2004	571,635	443,325	—	—	100,000	—	18,187
	2003	451,923	46,706	—	—	50,000	—	14,250

Clay C. Williams (3)	2005	255,419	299,536	—	—	—	—	10,600
Sr. Vice President	2004	—	—	—	—	—	—	—
and CFO	2003	—	—	—	—	—	—	—

Kevin A. Neveu (4)	2005	278,269	249,378	—	—	30,000	—	8,400
Group President	2004	244,808	142,394	—	—	30,000	—	15,375
Rig Technology	2003	217,308	16,844	—	—	30,000	—	4,370

Mark A. Reese	2005	278,269	249,378	—	—	30,000	—	8,400
Group President	2004	248,462	144,519	—	—	30,000	—	15,425
Expendable Products	2003	196,154	15,204	—	—	30,000	—	78,867

Haynes B. Smith (5)	2005	265,635	330,719	—	—	—	—	11,024
Group President	2004	—	—	—	—	—	—	—
Services	2003	—	—	—	—	—	—	—

(1)	For the year ended December 31, 2005, the amount disclosed in this column reflects the dollar value of 36,000 shares of restricted stock granted to Mr. Merrill A. Miller, Jr. on October 12, 2005. As of December 31, 2005, Mr. Miller held 36,000 shares of restricted stock with a dollar value of $2,257,200 on that date.

(2)	These amounts include:

(a)The Company’s cash contributions for 2005 under the National Oilwell Varco Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Miller — $8,400; Mr. Neveu — $8,400; and Mr. Reese — $8,400.

(b)The Company’s cash contributions for 2005 under the National Oilwell Varco Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Miller — $2,677; Mr. Williams - $10,600; and Mr. Smith — $11,024.

(3)	Mr. Williams joined the Company in March 2005, upon consummation of the merger with Varco. Compensation paid by Varco (including stock options) to Mr. Williams for services rendered to Varco prior to the Merger is not included in the table.

(4)	Mr. Neveu has served as President of the Company’s Rig Technology Group since March 2005.
(5)	Mr. Smith joined the Company in March 2005, upon consummation of the merger with Varco. Compensation paid by Varco (including stock options) to Mr. Smith for services rendered to Varco prior to the Merger is not included in the table.

Grants of Options/SAR’s in Last Fiscal Year
The following table provides information concerning stock options granted to Named Executive Officers during the fiscal year ended December 31, 2005. The Company has granted no stock appreciation rights.

					Gains Based on Assumed
					Rates of Stock Price
					Appreciation for Option
	2005 Option Grants				Term
		Percent of
		2005
		Employee	Exercise
	Options	Option	Price per	Expiration	Assumed	Assumed
	Granted	Grants	Share ($)	Date	Rate 5% ($)	Rate 10% ($)
Merrill A. Miller, Jr.	64,000	5.3%	58.25	10/13/15	2,344,519	5,941,470
Clay C. Williams (1)	—	—	—	—	—	—
Kevin A. Neveu	30,000	2.5%	37.60	02/08/15	709,393	1,797,741
Mark A. Reese	30,000	2.5%	37.60	02/08/15	709,393	1,797,741
Haynes B. Smith (2)	—	—	—	—	—	—

(1)	Stock options granted to Mr. Williams by Varco prior to the Merger are not included in the table. Varco granted Mr. Williams 31,500 stock options on January 26, 2005 with an exercise price of $30.39, which was assumed by the Company and converted into 26,343 stock options with an exercise price of $36.34 as a result of the Merger. The grant has a term of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

(2)	Stock options granted to Mr. Smith by Varco prior to the Merger are not included in the table. Varco granted Mr. Smith 36,000 stock options on January 26, 2005 with an exercise price of $30.39, which was assumed by the Company and converted into 30,106 stock options with an exercise price of $36.34 as a result of the Merger. The grant has a term of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.
The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have terms of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

Option Exercises and Year-End Option Values
The following table provides information about option exercises by the Named Executive Officers during 2005 and the value of unexercised options held by them at December 31, 2005.

			Number of Unexercised		Value of Unexercised
			Options at		in-the-money Options
	2005 Stock Option Exercises		December 31, 2005		at December 31, 2005
	Shares
	Acquired
	on
	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Merrill A. Miller, Jr.	197,036	$4,202,986	33,333	147,334	$1,149,322	$3,292,826
Clay C. Williams	—	—	87,726	26,343	3,636,689	694,402
Kevin A. Neveu	49,251	1,132,768	0	60,000	—	1,868,200
Mark A. Reese	36,296	779,010	0	60,000	—	1,868,200
Haynes B. Smith	36,185	895,086	0	30,106	—	793,594
The Company made a restricted stock award to Mr. Miller for 36,000 shares of Common Stock on October 12, 2005. The restricted stock award shall vest commencing on the third anniversary of the date of grant. The Company made no other awards during 2005 under any Long-Term Incentive Plan nor did the Company at December 31, 2005 have any defined benefit or actuarial plans under which benefits are determined primarily by final compensation and years of service. However, the Company has assumed defined benefit plans in connection with the Varco Merger, as further described below.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Miller, Neveu and Reese
The Company entered into an employment agreement on January 1, 2002 with Mr. Miller. Under the employment agreement, Mr. Miller is provided a base salary, currently set at $800,000. The employment agreement also entitles him to receive an annual bonus and to participate in the Company’s incentive, savings and retirement plans. The agreement has a term of three years and is automatically extended on an annual basis. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees.
In addition, the agreement contains certain termination provisions. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive three times the sum of his current base salary plus the highest annual bonus received by the employee over the preceding three-year period, three times the amount equal to the total of the employer matching contributions under the Company’s Retirement and Thrift Plan and Supplemental Savings Plan, and three years participation in the Company’s welfare and medical benefit plans. The employee shall have the right, during the 60-day period after such termination, to elect to surrender all or part of any stock options held by the employee at the time of termination, whether or not exercisable, for a cash payment equal to the spread between the cost of the option and the highest reported per share sales price during the 60-day period prior to the date of termination. Any option not so surrendered will remain exercisable until the earlier of one year after the date of termination or the stated expiration date of the specific option grant.
Under the agreement, termination by the employee for “Good Reason” means
•	the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the employee’s position, authority, duties or responsibilities;

•	a failure by the Company to comply with the terms of the agreement; or

•	the requirement of the employee to relocate or to travel to a substantially greater extent than required at the date of the agreement.
In addition, compensation will be “grossed up” for any excise tax imposed under Section 4999 of the Internal Revenue Code as a result of any payment or benefit provided to Mr. Miller under the employment agreement. The agreement also contains restrictions on competitive activities and solicitation of our employees for three years following the date of termination.
We entered into employment agreements on January 1, 2002 with Messrs. Neveu and Reese that contain certain termination provisions. Under the employment agreements, Messrs. Neveu and Reese are provided base salary. The agreements have a one-year term and are automatically extended on an annual basis. The agreements also provide for participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by the Company for any reason other than
•	voluntary termination;

•	termination for cause (as defined);

•	death; or

•	long-term disability;
or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive the sum of his current base salary plus the highest annual bonus he would be entitled to earn under the current year incentive plan and an amount equal to the total of the employer matching contributions under the Company’s Retirement and Thrift Plan and Supplemental Savings Plan, and one year’s participation in the Company’s welfare and medical benefit plans. The agreements also contain restrictions on competitive activities and solicitation of our employees for one year following the date of termination.
Additionally, the Company’s stock option agreements provide for full vesting of unvested outstanding options in the event of a change of control of the Company and a change in the optionee’s responsibilities following a change of control.
Williams and Smith
The Company assumed the Amended and Restated Executive Agreements entered into on December 19, 2003 by Varco with Messrs. Williams and Smith. The agreements have an initial term that continues in effect through December 31, 2006 and are automatically extended for one or more additional terms of three (3) years each. The agreements contain certain termination provisions, as further described below under “Change in Control Severance Plan”.
Varco Supplemental Executive Retirement Plan. Messrs. Williams and Smith were participants in the Amendment and Restatement of the Supplemental Executive Retirement Plan of Varco which was assumed by the Company as a result of the Merger (the “Amended SERP”). The Amended SERP provides for retirement, death and disability benefits, payable over ten years. The annual benefit amount is generally equal to 50% of the average of a participant’s highest five calendar years of base salary, or if greater, in the case of a change of control that occurs prior to January 1, 2006 (which occurred as a result of the Merger), the average salary in effect since January 2001. This annual benefit is subject to a service reduction in the event the participant retires or his employment is terminated prior to reaching age 65 (excluded from this reduction are terminations following a change in control).
Messrs. Williams and Smith are currently fully vested in the benefits provided by the Amended SERP. Based on historical earnings and presuming normal retirement at age 65, Messrs. Williams and Smith would be entitled to an annual benefit of approximately $137,017 and $148,572, respectively.
Amendment and Restatement of the Varco Executive Retiree Medical Plan. Messrs. Williams and Smith were participants in the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan which was assumed by the Company as a result of the Merger (the “Medical Plan”). Upon and following (i) certain retirements of a participant at or after age 55, or (ii) the death or disability of a participant, or (iii) terminations of a participant prior to age 55 (but benefits are not payable until age 55), the participant, his spouse and dependent children shall be provided the medical, dental, vision and prescription drug benefits that are then provided to the Company’s executive officers. These Medical Plan benefits are, however, conditioned upon the Company’s receipt of a monthly cash contribution in an amount not greater than that paid by the executive officers for similar benefits, and, in certain circumstances, the participant having achieved 10 years of service with the Company or any of its predecessor companies prior to retirement or termination of employment.
Messrs. Williams and Smith are currently fully vested in the benefits provided by the Medical Plan.
Change in Control Severance Plan. Messrs. Williams and Smith (for purposes of this subsection, each an “executive”) were participants in the Varco change in control severance plan, which was assumed by the Company as a result of the Merger.
The change in control severance plan provides benefits in the case of a change in control of Varco, which occurred as a result of the Merger. As a result of the Merger, all of the outstanding options held by Messrs. Williams and Smith subject to the change in control severance plan became fully exercisable.
Certain other benefits are available if, within two years after March 11, 2005, the executive is terminated other than for cause or if the executive terminates his employment for good reason (each as defined below). Upon such qualifying termination following a change in control, the executive is entitled to severance compensation and benefits, including those set forth below:
•	A lump sum payment equal to three times base salary;

•	A lump sum cash payment equal to the participant’s annual bonus at the higher of Expected Value (as defined) or actual results during the year of termination, which is pro-rated to the date of termination;

•	A lump sum payment equal to three times bonus at expected value;

•	Full vesting of all accrued benefits under the Company’s 401(k) Plan, SERP, Supplemental Savings Plan and Medical Plan, as applicable;

•	A lump sum payment equal to three years of expected Company contributions under the Company’s 401(k) Plan and Supplemental Savings Plan;

•	Full vesting of any restricted stock awards and payment of awards earned under any intermediate or long-term bonus plan;

•	An extended option exercise period; and

•	The gross-up of certain payments, subject to excise taxes under the Internal Revenue Code as “parachute payments,” so that the participant receives the same amount he would have received had there been no applicable excise taxes.
Under the change in control severance plan, a participant is also entitled to receive, upon a qualifying termination, medical and dental benefits (based on the cost sharing arrangement in place on the date of termination) and automobile benefits, each throughout the three year payout period, and outplacement services valued at not more than 15% of base salary.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “cause” means:
•	executive’s conviction of a felony involving moral turpitude, dishonesty or a breach of trust towards the Company;

•	executives commission of any act of theft, fraud, embezzlement or misappropriation against the Company that is materially injurious to the Company regardless of whether a criminal conviction is obtained;

•	executive’s willful and continued failure to devote substantially all of his business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after a written demand by the Company specifically identifying executive’s failure is delivered by the Company;

•	executive’s unauthorized disclosure of confidential information of the Company that is materially injurious to the Company; or

•	executive’s knowing or willful material violation of federal or state securities laws, as determined in good faith by the Company’s board of directors.
Under the terms of the amended and restated executive agreement, which contains the change of control severance plan, the term “good reason” means:
•	failure to re-elect or appoint the executive to any corporate office or directorship held at the time of the change of control or a material reduction in executive’s authority, duties or responsibilities (including status, offices, titles and reporting requirements) or if executive is assigned duties or responsibilities inconsistent in any material respect from those of executive at the time of the relevant change of control all on the basis of which executive makes a good faith determination that the terms of his employment have been detrimentally and materially affected;

•	a material reduction of executive’s compensation, benefits or perquisites, including annual base salary, annual bonus, intermediate or long-term cash or equity incentive opportunities or plans from those in effect prior to the change of control;

•	The Company fails to obtain a written agreement satisfactory to executive from any successor or assigns of the Company to assume and perform the amended and restated executive agreement; or

•	The Company requires executive to be based at any office located more than fifty (50) miles from the Company’s current offices without executive’s consent.
The Company’s merger with Varco constituted a change of control under the change in control severance plan. Following the consummation of the Merger, any qualifying termination of an executive will result in that executive becoming eligible to receive each of the benefits set forth above.
Certain Relationships and Related Transactions
We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third party vendors, and none of these is material either to us or any of these companies.
Compensation Committee Report on Executive Compensation
National Oilwell Varco’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The committee establishes specific compensation levels for the Company’s executive officers and administers the Company’s stock award plans. The Compensation Committee’s philosophy regarding executive compensation is to design a compensation package that will attract and retain key executives focused on the Company’s annual growth and long-term strategy. The committee’s objective is to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies with a similar market capitalization. Data sources included industry survey groups, national survey databases, proxy disclosures and general trend data, which are updated annually.
Components of the executive compensation program for 2005 were base salary, participation in the Company’s annual cash incentive plan and the grant of non-qualified stock option and restricted stock awards.
Base Salary. Salary levels are based on factors including individual performance, level and scope of responsibility and competitive salary levels within the industry. The Company does not give specific weights to these factors. The committee determines median base salary levels by a comprehensive review of information provided in proxy statements filed by oilfield service companies with similar market capitalizations monitored in the Simmons & Company International Oilfield Service Monthly Performance and Valuation Guide. Each executive is reviewed individually on an annual basis. Salary adjustments are based on the individual’s experience and background, the individual’s performance during the prior year, the general movement of salaries in the marketplace, our financial position and, for each executive other than the chief executive officer, the recommendations of our chief executive officer. As a result of these factors, an executive’s base salary may be above or below the targeted median at any point in time. Based on the Company’s positive financial results and the criteria for the salary determinations, the Company’s named executive officers, other than its chief executive officer, received the following salary increases in 2005: Mr. Neveu — from $250,000 to $300,000; and Mr. Reese — from $250,000 to $300,000. The base salaries for Mr. Williams and Mr. Smith at the end of 2005 were $318,000 and $330,720, respectively.
Annual Incentive Awards. Substantially all exempt employees, including executive officers, participated in the Company incentive plan in 2005, aligning a portion of each employee’s cash compensation with Company performance against a predetermined operating income target. As in prior years, the incentive plan provided for cash awards if objectives related to the Company’s achievement of certain specified operating profit targets based on the Company’s financial plan were met, and participant award opportunities varied depending upon individual levels of participation. Payouts were calculated by multiplying (A) the scaled percentage increase in operating profit over a specified target by (B) the participant’s base salary by (C) the participant’s designated target percentage of base salary (participation level). The chief executive officer’s participation level was 100%, the chief financial officer’s participation level was 80%, and the other executive officers’ participation level was 75%. The Company had to achieve an established minimum operating profit target before awards were earned by any employees, including executive officers, with higher levels of performance resulting in increased payments based upon an established progression. Additionally, certain key executives including all executive officers were subject to a 25% maximum bonus adjustment if a predetermined capital employed target was under- or over-achieved.
Based on the Company’s positive financial results and the criteria for the 2005 incentive plan, bonus awards were made to the Company’s named executive officers, other than its chief executive officer, as follows: Mr. Williams — $299,536; Mr. Neveu — $249,378; Mr. Reese — $249,378; and Mr. Smith — $330,719.
Long-Term Incentive Compensation. The primary purpose of our long-term incentive compensation is to provide our executive officers with a longer-term perspective in their managerial responsibilities. This component of an executive officer’s compensation directly links the officer’s interests with those of our other stockholders. In addition, long-term incentives encourage management to focus on our long-term development and prosperity in addition to annual operating profits. Our primary form of long-term incentive compensation is through stock option grants.
The goal of the stock option program is to provide a compensation program that is competitive within the industry while directly linking a significant portion of the executive’s compensation to the enhancement of stockholder value. The ultimate value of any stock option is based solely on the increase in value of the shares of our common stock over the grant price. Accordingly, stock options have value only if our stock price appreciates from the date of grant. This at-risk component of compensation focuses executives on the creation of stockholder value over the long-term. We grant stock options to the Company’s key executives based on competitive grants within the industry. Our executives are eligible to receive stock options annually with other key managers becoming eligible on a discretionary basis. Eligibility for an award does not ensure receipt of a stock option award. Options are granted at the then-current market price and generally vest in equal annual installments over a three-year period, and have a ten-year term subject to earlier termination. Based on the foregoing, options were granted to the Company’s named executive officers, other than its chief executive officer, as follows: Mr. Neveu — 30,000; and Mr. Reese - 30,000.
Other Compensation. Our executive officers participate in the Company’s retirement and savings plans and post-retirement programs such as retiree medical on the same basis as other similarly-situated employees. The Company “matches” certain employee contributions to its Retirement and Thrift Plan and its Supplemental Savings Plan with cash contributions. Company matching amounts for the named executive officers are included under the caption “All Other Compensation” in the Summary Compensation Table on page 25.
Section 162(m). Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to our five highest paid executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. Although the Compensation Committee takes the requirements of Section 162(m) into account in designing executive compensation, there may be circumstances when it is appropriate to pay compensation to our five highest paid executives that does not qualify as “performance based compensation” and thus is not deductible by us for federal income tax purposes.
Compensation of the Chief Executive Officer. Components of Mr. Miller’s compensation for 2005 were consistent with those for executive officers as described above and included base salary, participation in the incentive plan and the grant of stock options. Mr. Miller was also granted an award of restricted stock in 2005. Mr. Miller did not receive a stock option grant along with the other executive officers in February 2005, due to the pending merger with Varco. As a result of the upward movement in the Company’s stock price after such grant date and after the closing of the Merger, Mr. Miller was granted a combination of stock options and restricted stock, as further detailed below, to equitably compensate Mr. Miller for the delay in his receipt of long-term incentive compensation for 2005. The restricted stock will vest on the third anniversary of the date of grant.
In considering Mr. Miller’s salary level, the committee annually reviews the compensation level of chief executive officers by oilfield service companies monitored by the Simmons & Company International Oilfield Service Monthly Performance and Valuation Guide and considers Mr. Miller’s individual performance and success in achieving the Company’s strategic objectives. In 2005, based on this review, Mr. Miller’s base salary was increased from $600,000 to $800,000, he received an option to purchase 64,000 shares of National Oilwell Varco common stock, he received 36,000 shares of restricted National Oilwell Varco common stock, and he was awarded a bonus of $776,685.
Members of the Compensation Committee
     James D. Woods, Committee Chairman
     Robert E. Beauchamp
     Ben A. Guill
     Jeffery A. Smisek

PERFORMANCE GRAPH
The graph below compares the cumulative total shareholder return on our common stock to the S&P 500 Index and the S&P Oil & Gas Equipment & Services Index. The total shareholder return assumes $100 invested on December 31, 2000 in National Oilwell Varco, the S&P 500 Index and the S&P Oil & Gas Equipment & Services Index. It also assumes reinvestment of all dividends. The peer group is weighted based on the market capitalization of each company. The results shown in the graph below are not necessarily indicative of future performance.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
National Oilwell Varco	100.00	53.27	56.45	57.80	91.22	162.07
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
S&P Oil & Gas Equipment & Services	100.00	66.56	58.92	73.49	96.91	143.98

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company’s stock. The Company has undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Exchange Act on behalf of its officers and directors. Based upon a review of forms filed and information provided by the Company’s officers and directors, we believe that all Section 16(a) reporting requirements were met during 2005, except that Mr. James D. Woods, a Director of the Company, had one late amended Form 3 report to correct the number of shares he held as reported in his prior timely filed Form 3 report, Mr. Jeffery A. Smisek, a Director of the Company, had one late amended Form 4 report to correct the number of shares he held as reported in his prior timely filed Form 4 report, Mr. Roger L. Jarvis, a Director of the Company, had one late Form 4 to report an acquisition of shares of the Company, and Mr. Mark A. Reese, an executive officer of the Company, had one late amended Form 4 report to correct the transaction date in his prior timely filed Form 4 report.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
If you wish to submit proposals to be included in our 2007 proxy statement, we must receive them on or before December 15, 2006. Please address your proposals to: Dwight W. Rettig, Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 10000 Richmond Avenue—6th Floor, Houston, Texas 77042.
If you wish to submit proposals at the meeting that are not eligible for inclusion in the proxy statement, you must give written notice no later than February 28, 2007 to: Dwight W. Rettig, Vice President, General Counsel and Secretary, National Oilwell Varco, Inc., 10000 Richmond Avenue—6th Floor, Houston, Texas 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell Varco’s by-laws and the rules and regulations of the SEC.
ANNUAL REPORT AND OTHER MATTERS
At the date this proxy statement went to press, we did not know of any other matters to be acted upon at the meeting other than the election of directors and ratification of the appointment of independent auditors as discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.
National Oilwell Varco’s 2005 Annual Report on Form 10-K filed on March 6, 2006 is included in this mailing, but is not considered part of the proxy solicitation materials.

By order of the Board of Directors,

/s/ Dwight W. Rettig

Dwight W. Rettig
Vice President, General Counsel and
Secretary
Houston, Texas
April 13, 2006

Appendix I
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 16, 2005
I. Purpose
The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Monitor the integrity of the Company’s financial statements, financial reporting processes, systems of internal controls regarding finance, and disclosure controls and procedures.

•	Select and appoint the Company’s independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company’s independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

•	Monitor the independence and performance of the Company’s independent auditors and internal audit function.

•	Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors.

•	Prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

•	Monitor the Company’s compliance with legal and regulatory requirements.
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct and confidential access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the

Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company’s independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.
II. Structure and Operations
Composition and Qualifications
     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board meet the independence and experience requirements of the SEC, the New York Stock Exchange and the Corporate Governance Guidelines of the Board (as each may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements of the sort published by the Company at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as an “audit committee financial expert” in accordance with the requirements of the SEC and other applicable rules (as may be modified or supplemented).
     No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies.
Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the Nominating Corporate Governance Committee of the Board. A Committee member shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.
     The Committee shall meet privately in executive session at least four times annually with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ review procedures.
The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
     The Chair of the Committee, with input from the other members of the Committee as well as the Chief Financial Officer, the General Counsel, the Internal Audit Group, the Risk Mitigation Group and the independent auditor, shall develop the agenda for each Committee Meeting.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.
III. Audit Committee Responsibilities and Duties
Review Procedures
     1. Review the Company’s annual audited financial statements prior to filing or release, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 11 below) and a discussion with the independent auditors of the conduct of their audit (see item 12 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company’s Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.
     2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit function together with management’s responses. Review any significant changes to the Company’s auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.
     3. Review with financial management and the independent auditors the Company’s quarterly earnings releases and financial statements prior to filing or release, including the use of “pro forma” or “adjusted” non-GAAP information. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

     4. Review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with the filings of annual and quarterly financial statements with the Securities and Exchange Commission.
     5. Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.
     6. Review and reassess the adequacy of this Charter at least annually and submit any recommended changes herein to the Board at its fourth regularly scheduled meeting in each year. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange (as may be modified or supplemented).
Independent Auditors
     7. The Company’s independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.
     8. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.
     9. Approve the fees and other significant compensation to be paid to the independent auditors.
     10. Approve the independent auditors’ annual audit plan, including scope, staffing, locations and reliance upon management and the internal audit function.
     11. On an annual basis, review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair the auditors’ independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company’s independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.
     12. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented). Prior to filing or releasing quarterly unaudited financial statements, discuss the independent auditors matters required to be communicated to audit committees in accordance with SAS 71 (as may be modified or supplemented).
     13. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (which requires the independent auditor, if it detects or becomes aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if the independent auditor has reached specified conclusions with respect to such illegal acts) has not been implicated.
     14. Consider the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles, including acceptable alternatives and critical accounting estimates as applied in its financial reporting.
Internal Audit Function and Legal Compliance
     15. Review the budget and activities of the Company’s internal audit function, audit plans, procedures and result, and coordination with independent auditors. Regularly review the continued overall effectiveness of the internal audit function as required under relevant law and the listing standards of the New York Stock Exchange.
     16. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.
     17. Review reports received by the Company’s Risk Mitigation Group with respect to complaints regarding accounting, internal accounting controls, disclosure controls and procedures, auditing matters or violations of the Company’s Code of Ethics (as defined in the Company’s Code of Business Conduct for Members of the Board of Directors and Executive Officers)(collectively, “Complaints”).
     18. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.
     19. Review and assess at least annually the Company’s Code of Ethics, recommend changes in the Code of Ethics as conditions warrant and confirm that management has established a system to monitor compliance with the Code of Ethics by officers and relevant employees of the Company.
     20. Review management’s monitoring of the Company’s compliance with the Code of Ethics, and confirm that management has a review system in place to maximize the likelihood that the Company’s financial statements, reports, other financial information and disclosures disseminated to governmental organizations and the public satisfy applicable legal requirements.
     21. Facilitate and review, as appropriate, the Company’s procedures for the receipt, retention and treatment of Complaints received by the Company from (a) Company employees through the Company’s Risk Mitigation Group or (b) Company employees or others through confidential, anonymous submission(s) to a post office box (or confidential e-mail) directly to the Chair of the Audit Committee.
     22. Confirm that any action requested by the Chair in respect of any alleged Complaint has been taken as requested by the Committee.
     23. Serve as the Board’s qualified legal compliance committee pursuant to which an attorney for the Company may report purported evidence of a material violation of securities law, breach of fiduciary duty or similar violation by the Company or one of its agents.
Other Audit Committee Responsibilities
     24. Annually prepare the report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
     25. Review and approve all related-party transactions.
     26. Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
     27. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
     28. The Committee shall be evaluated through the annual evaluation process conducted by the Nominating/Corporate Governance Committee.
Limitation of Audit Committee’s Role
     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of financial statements in accordance with GAAP. Management is also responsible for assuring compliance with laws and regulations and the Company’s corporate policies, subject to the Committee’s oversight in the areas covered by this Charter. The independent auditors are responsible for expressing an opinion on those financial statements.
     Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. They rely, and are entitled to rely, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements.
The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with GAAP and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audit of the Company’s financial statements has been carried out in accordance with GAAP.

Appendix II
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 16, 2005
I. Purpose
The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers.

•	Approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

•	Administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.
The Committee has the authority, at the Company’s expense and to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee.
II. Structure and Operations
Composition
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Corporate Governance Guidelines of the Board (as each may be modified or supplemented). In addition, each Committee member shall also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined in section 162(m) of the Internal Revenue Code.
Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the

Nominating/Corporate Governance Committee of the Board. A Committee member shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee.
     The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company’s senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting. The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.
III. Compensation Committee Responsibilities and Duties
     1. Equity-based Plans. The Committee shall make recommendations to the Board with respect to the adoption of equity-based plans.
     2. Plan Administration. The Committee shall have full and final authority in connection with the administration of all plans of the Company under which incentive compensation and shares of common stock or other equity securities of the Company may be issued to directors and executive officers. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.
     3. Director Compensation. The Committee shall annually assess the adequacy and suitability of the Company’s compensation plan for members of its Board. In carrying out this responsibility, the Committee shall consider whether the Company’s director compensation plan is sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing committees. Where the Committee considers it appropriate, the Committee may engage compensation consultants to evaluate the adequacy of the Company’s director compensation plan. The Committee shall prepare, as appropriate, modifications to the current director compensation plan and submit any such modifications to the full Board for its disposition.
     4. Chief Executive Officer (“CEO”) Compensation and Goals. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, solicit input from all directors of the Company, evaluate the CEO’s performance in light of those goals and objectives, recommend to the non-management members of the Board the CEO’s total annual compensation package and thereafter the Chair of the Committee shall provide development feedback to the CEO. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.
     5. Approval of Other Executive Officer Compensation. The Committee shall annually review with the CEO and approve for the executive officers of the Company other than the CEO: (a) annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.
     6. Total Amounts Payable on Termination of Employment. The Committee shall review on an annual basis or such other time period as it deems appropriate, the total amounts payable to executive officers under all compensation and benefit plans and agreements under various termination of employment scenarios, including retirement and change of control.
     7. Annual Report on Executive Officer Compensation. The Committee shall produce the annual report on executive officer compensation for inclusion in the proxy statement of the Company.
     8. Other Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.
     9. Committee Minutes and Reports. The Committee shall maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
     10. Section 16(b) Approvals. The Committee shall pre-approve all transactions in the Company’s securities, by and between the Company and any director and executive officer of the Company, for which exemptive treatment from Section 16(b) of the Exchange Act is sought.
     11. Evaluations. This Committee shall be evaluated through the annual evaluation process administered by the Nominating/Corporate Governance Committee.

Appendix III
NATIONAL OILWELL VARCO, INC.
(“Company”)
CHARTER OF THE NOMINATING/CORPORATE
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
Amended and Restated by the Board of Directors on November 16, 2005
I. Purpose
     The Nominating/Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:
•	Ensure that the Board and its committees are appropriately constituted so that the Board and Directors may effectively meet their fiduciary obligations to shareholders and the Company;

•	Identify individuals qualified to become Board members and recommend to the Board director nominees for each annual meeting of shareholders and candidates to fill vacancies in the Board;

•	Recommend to the Board annually the Directors to be appointed to Board committees;

•	Monitor, review, and recommend, when necessary, any changes to the Corporate Governance Guidelines; and

•	Monitor and evaluate annually the effectiveness of the Board and management of the Company, including their effectiveness in implementing the policies and principles of the Corporate Governance Guidelines.
The Committee shall have the sole authority, at the Company’s expense, to retain and terminate, as necessary, any search firm to be used to assist the Committee in identifying director candidates, including the sole authority to approve such search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee.

II. Structure and Operations
Composition
     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be determined by the Board to meet the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Corporate Governance Guidelines of the Company (the “Guidelines”) (as each may be modified or supplemented).
Appointment and Removal
     Committee members shall be appointed by the Board on the recommendation of the Committee and shall serve until such member’s successor is duly appointed or until such member’s earlier resignation, death or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.
Chairman
     If a Committee Chair is not designated by the Board, the members of the Committee may designate a Chair by majority vote of the Committee members.
Meetings
     The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings may be held telephonically. A majority of the members of the Committee shall constitute a quorum. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.
     The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company’s senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting.
     The Committee may request any officer or employee of the Company or the Company’s counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.
Subcommittees
     The Committee shall not be authorized to create any subcommittees.
III. Nominating/Corporate Governance Committee Responsibilities and Duties

Recommend Nominees for Election as Directors
The Committee shall recommend to the Board the director nominees for each annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. In discharging this responsibility, the Committee shall:
1.	With respect to directors to be nominated to stand for re-election, consider matters such as attendance at Board and committee meetings, conflicts of interest, and other relevant factors.

2.	Determine the desired skills and attributes for new directors to serve on the Board;

3.	Evaluate prospective Board members, including candidates suggested by shareholders, whose skills and attributes reflect those desired;

4.	Interview prospective candidates and ascertain whether they meet the qualifications for director set forth in the Guidelines;

5.	Secure approval by the entire Board of each nominee for election as a Director or each person selected to fill a vacancy on the Board; and

6.	Approve extending an invitation to join the Board if the invitation is proposed to be extended by any person other than the Chair of the Committee.
Recommend Appointments
7.	The Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board’s policy that only Directors who at all times meet the independence and other requirements of applicable laws, listing requirements and the Guidelines shall serve on the Company’s standing Committees.

8.	Annually, the Committee shall recommend to the non-employee Directors an independent Director to serve as the Company’s Lead Director.
Evaluate the Board, its Committees and their Members
The Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board’s committees and their members based upon completion by each director of an evaluation form circulated in connection with such review and evaluation. The evaluation form shall include questions designed to solicit an assessment of:
9.	The size, composition and independence of the Board and each committee of which a Director is a member;

10.	The adequacy of committee charters;

11.	Access to and review of information from management by the Board and each committee on which a Director is a member, and the quality of such information;

12.	The performance of the members of the Board and each committee of which each Director is a member;

13.	The Board’s responsiveness to shareholder concerns;

14.	Maintenance and implementation of the Company’s Code of Ethics (as defined in Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officer); and

15.	Maintenance and implementation of the Guidelines.
The review shall seek to identify specific areas, if any, in need of improvement or strengthening, including the need for the creation of additional committees, and the results shall be summarized in a report by the Committee that is presented to the full Board during the fourth regularly scheduled Board meeting in each year. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.
Monitor and Evaluate the Corporate Governance Matters
The Committee shall review the Company’s corporate governance documents, policies and procedures. In carrying out this responsibility, the Committee shall:
16.	Review periodically the adequacy of the certificate of incorporation and bylaws of the Company and recommend to the Board, as necessary, that it propose amendments to those documents for consideration by the shareholders;

17.	Determine whether the Guidelines are being effectively adhered to and implemented;

18.	Ensure that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards;

19.	Recommend any desirable changes in the Guidelines to the Board during the fourth regularly scheduled Board meeting in each year;

20.	Consider any other corporate governance issues that may arise from time to time, and develop appropriate recommendations to the Board.
Board Orientation and Continuing Education
21.	The Committee, working with the Company’s senior management, shall be responsible for the development of an orientation program for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company’s business and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the discharge of their responsibilities. The program should include background material, meetings with senior management and visits to the Company’s key facilities.
Review of Management Succession Plans
22.	The Committee shall be responsible for planning for succession in the senior management ranks of the Company, including the office of Chief Executive Officer. The Chief Executive Officer shall report to the Committee at the time of the fourth regularly scheduled Board meeting in each year regarding the processes in place to identify talent within the Company to succeed to senior management positions and the information developed during the current calendar year pursuant to those processes.
Other Nominating/Corporate Governance Committee Responsibilities
The Committee shall discharge the following additional responsibilities:
23.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.

24.	Consider at least annually and recommend to the Board suggested changes, if any, in the size of the Board.

25.	Review the corporate governance disclosures in the Company’s proxy statement for each annual meeting of shareholders.

26.	Approve service by the Chief Executive Officer or any other member of senior management on the board of directors of any company if the Committee deems such service appropriate and desirable under the circumstances.

27.	Receive, evaluate and formulate a recommendation to the Board regarding any resignation letter received from a non-management director upon his or her resignation or retirement from, or termination of, his or her principal current employment, or other similar change in professional occupation or association.

28.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Appendix IV
NATIONAL OILWELL VARCO, INC.
(“Company”)
CORPORATE GOVERNANCE GUIDELINES
As Amended and Restated by the Board of Directors on November 16, 2005
I. Objectives Sought to be Achieved
The Board of Directors of the Company (the “Board”) has adopted these guidelines to promote the effective functioning of the Board and its committees.
II. Composition, Structure and Qualifications of the Board of Directors
     A. Size of the Board. The bylaws provide that the number of Directors shall be determined from time to time by resolution of the Board. The Board believes that at the present time the optimal number of Directors is nine, but the Board will review this matter annually and will increase or decrease the number of Directors as appropriate after considering the recommendation of the Nominating/Corporate Governance Committee.
     B. Board Membership Criteria. It is the policy of the Board of Directors that the Board will reflect the following characteristics at the earliest practicable time but in no event later than the time, if any, that each of the following becomes a legal or regulatory requirement:
•	Each Director shall have a reputation for integrity, honesty, candor, fairness and discretion;

•	Each Director shall be knowledgeable, or willing to become so quickly, in the critical aspects of the Company’s businesses and operations;

•	Each Director shall be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise;

•	Only one member of the Board shall be an executive officer or other employee of the Company. It is anticipated that under normal circumstances that employee shall be the Chief Executive Officer;

•	Directors will be diverse in gender, race and background, consistent with the Board’s requirements for knowledgeable, experienced, motivated and ethical members;

•	A majority of the Directors shall meet the standards of independence from the Company and its management set forth under the section entitled “Director Independence” below; and

•	Directors will possess a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company’s operations and interests.
     C. Director Independence.
     a. Independence Generally. A majority of the members of the Board shall be “independent” within the meaning of the rules (the “Listing Rules”) of the New York Stock Exchange (“NYSE”). Directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, the Board shall not deem a Director to be independent if he or she:
•	Is, or within the lesser of the past three years or the period since the effective date of the Listing Rules has been, employed by the Company or any of its affiliates;

•	Is, or within the lesser of the past three years or the period since the effective date of the Listing Rules has been, affiliated with or employed by a present or former internal or external auditor of the Company or any of its affiliates;

•	Currently is employed, or within the lesser of the past three years or the period since the effective date of the Listing Rules was employed, as an executive officer of another company where any of the present executives of the Company or any of its affiliates serves on the compensation committee of that company;

•	Is, or within the lesser of the last three years or the period since the effective date of the Listing Rules has been, an executive officer or employee of another company who makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year exceeds the greater of at least 2% or $1 million of such other company’s consolidated gross revenues for that year;

•	Receives directly or indirectly any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company (other than compensation received as a Director); or

•	Is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a Director in a non-officer position shall not preclude the Board from determining that the Director is independent.

b.	Certain Definitions. For purposes of these Guidelines, the terms:

•	“affiliate” means any corporation or other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

•	“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home.
     c. Annual Review. The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director’s independence. Following such annual review, only those Directors whom the Board affirmatively determines have no material relationship with the Company will be considered independent Directors, subject to additional qualifications prescribed under the Listing Rules. The basis for any determination that a relationship is not material will be published in the Company’s annual proxy statement.
     d. Change in Circumstances. Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships among Directors, between Directors and the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the provision below entitled “Directors Who Change Their Corporate Affiliations.”
     D. Additional Independence Criteria for Audit Committee Members. No Director may serve on the Audit Committee of the Board unless such director meets all of the criteria established for audit committee service by the Sarbanes-Oxley Act, any other law and any rule or regulation of any regulatory body or self-regulatory body applicable to the Company, including the Securities and Exchange Commission (the “SEC”) and the NYSE.
     E. Directors Who Change Their Corporate Affiliations. Each Director shall submit to the Nominating/Corporate Governance Committee for its consideration a letter of resignation upon resignation or retirement from, or termination of, the Director’s principal current employment, or other similarly material changes in professional occupation or association. Following receipt of a recommendation from the Nominating/Corporate Governance Committee, the Board shall be free to accept or reject the letter of resignation. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the Director concerned of its decision.

     F. Age, Term and Other Limits. These Guidelines have been adopted to promote high standards of professionalism and commitment in regards to service by the Company’s Directors and Executive Officers. Accordingly, the Board believes that arbitrary restrictions on the number of directorships that a Director may hold, the number of terms a Director may serve or the maximum age of any Director are unnecessary.
     G. Selection of Directors.
     a. The Nominating/Corporate Governance Committee shall be responsible for identifying candidates for membership on the Board. Prospective candidates for Director may be initially identified by the Chair of the Board or any Director, shall be interviewed by members of the Nominating/Corporate Governance Committee and shall be recommended by that committee to the full Board for its consideration and approval. Invitations for membership on the Board shall be extended by the Chair of the Board or such other person as may be designated by the Nominating/Corporate Governance Committee.
     b. The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. In selecting Directors, whether new candidates or continuing Directors, the Board shall give the highest priority to meeting the standards and qualifications set forth at the beginning of these Guidelines. In this connection, the Board shall seek candidates whose occupation, service on other boards, or other time constraints will not adversely affect their ability to dedicate the requisite time to service on this Board.
III. Responsibilities of the Board of Directors
     A. Oversight Functions. The Board of Directors has four regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board also performs a number of specific functions, including:
•	Selecting, monitoring, evaluating, compensating, and, if necessary, replacing the Chief Executive Officer and ensuring management succession in consultation with the Nominating/Corporate Governance Committee and the Compensation Committee;

•	Selecting, monitoring, evaluating, compensating, and, if necessary, replacing the other senior executives in consultation with the Chief Executive Officer;

•	Reviewing and approving management’s strategic and business plans, including developing a depth of knowledge of the businesses being served, understanding and questioning the assumptions upon which such plans are based, and reaching an independent judgment as to the probability that the plans can be realized;

•	Reviewing and approving the Company’s financial objectives, plans, and actions, including significant capital allocations and expenditures;

•	Establishing and approving the Company’s policies regarding levels of delegated authority;

•	Monitoring corporate performance against the Company’s strategic and business plans, including overseeing the Company’s operating results on a regular basis to evaluate whether its businesses are being properly managed;

•	Promoting ethical behavior and compliance with laws and regulations, auditing and accounting principles, and the Company’s own governing documents;

•	Reviewing, approving and periodically revising, as appropriate, the Company’s mission statement, these Guidelines and the charters of the Board’s various standing Committees;

•	Assessing the Board’s own effectiveness in fulfilling these and other Board and committee responsibilities; and

•	Performing such other functions as are prescribed by law, or assigned to the Board in the Company’s governing documents.
The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Company and its affiliates, the authority and responsibility for managing the business of the Company in a manner consistent with the standards set forth in these Guidelines, and in accordance with any specific plans, instructions or directions of the Board.
     B. Evaluation of Board Performance.
     a. The Audit Committee shall periodically assess the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (the “Code”) and the other policies referred to in or constituting part of the Company’s Code of Ethics (as defined in the Code) to assure that each of them addresses appropriate topics, contains compliance standards and procedures, and comports with relevant law and the Listing Rules. Members of the Board of Directors shall act at all times in accordance with the requirements of the Code of Ethics, which shall be applicable to each Director. The Board may not waive the application of the Code of Ethics for any Executive Officer or Director, but may determine that the substantive requirements of the Code of Ethics are not contravened by a particular set of circumstances.
     b. The Nominating/Corporate Governance Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board’s standing committees and their members based upon completion by each Director of an evaluation form circulated annually, that includes, among other things, an assessment of:

•	The composition and independence of the Board and each standing committee of which such Director is a member;

•	Access to and review of information from management by the Board and each standing committee of which a Director is a member, and the quality of such information;

•	The performance of the members of the Board and each standing committee of which such Director is a member;

•	The Board’s responsiveness to stockholder concerns;

•	Maintenance and implementation of the Company’s Code of Ethics; and

•	Maintenance and implementation of these Guidelines.
The review shall seek to identify specific areas, if any, in need of improvement or strengthening and the results shall be summarized in a report delivered by the Nominating/Corporate Governance Committee to the full Board annually. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.
Service on the board of directors of any company by the Chief Executive Officer or any other member of the Company’s senior management shall be approved by the Nominating/Corporate Governance Committee prior to the commencement of service on any such board.
     C. Communications with Third Parties. Generally, the Chief Executive Officer, the Chief Financial Officer or one of their designees shall be the chief spokesperson for the Company, except under extraordinary circumstances, in which event the Chair and/or the Lead Director shall serve as the spokesperson for the Company.
     D. Access to Managers and Outside Advisors. Each Director may consult with any manager or employee or with any outside advisor to the Company at any time. If appropriate, it is expected that the Director will inform the Chief Executive Officer when significant issues are being discussed. The Board, as well as each Committee of the Board, shall have the right to retain, at the Company’s expense, such outside advisors as the Board or applicable Committee shall deem appropriate.
     E. Selection and Annual Evaluation of Chief Executive Officer.
     a. The Chief Executive Officer should exhibit and have a reputation for dedication, integrity, honesty, candor, fairness and discretion. The Chief Executive Officer should also be knowledgeable or willing to become so quickly in the critical aspects of the Company’s businesses and operations. He or she should be experienced in serving in a leadership position as a member of senior management of a substantial publicly held corporation, including extensive experience in matters such as dealing with employees, investors, customers, vendors, competitors, suppliers, rating agencies and regulatory authorities.
     b. Annually, the Compensation Committee shall solicit information from each Director regarding the performance of the Chief Executive Officer during the current year. The Compensation Committee shall compile the information and present an evaluation of the Chief Executive Officer’s performance and a recommendation regarding the terms of his or her continued employment to the independent members of the Board. Thereafter, the Compensation Committee shall discuss its evaluation and the recommendation of the independent members of the Board with the Chief Executive Officer.
     F. Management Succession. The Nominating/Corporate Governance Committee shall be responsible for planning for succession in the senior management ranks, including the office of the Chief Executive Officer. The Chief Executive Officer shall be responsible for: (a) developing processes to identify talent within the Company to succeed to senior positions in management; and (b) annually discussing such processes and presenting the information developed pursuant thereto to the Nominating/Corporate Governance Committee for its consideration.
IV. Board Meetings
     A. General. The Chair of the Board, with input from the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that four regular meetings at appropriate intervals are in general desirable for the performance of the Board’s normal responsibilities. In addition to regularly scheduled meetings, unscheduled or special Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.
     B. Attendance. Directors are expected to attend and participate in person in each regularly scheduled Board meeting, as well as the dinner meeting held the evening before each regularly scheduled Board meeting. It is recognized, however, that telephone conference participation by a Director may be necessary from time to time and that such participation is preferable to a Director missing a Board meeting.
     C. Agenda. The Chair shall establish the agenda for each Board meeting with input from the other Directors. Each agenda for a regularly scheduled Board meeting will include an “Other Business” segment. Each Director shall have the ability to include items on the agenda, request the presence of or a report by any member of the Company’s senior management or raise subjects during the “Other Business” segment of each regularly scheduled Board meeting that are not on the agenda for that meeting. The Chair of the Board or the Corporate Secretary shall circulate the final agenda among the Directors. To the extent deemed appropriate by the Chief Executive Officer, the operating heads of the major businesses of the Company shall be afforded an opportunity to make presentations to the Board. The Company’s Chief Executive Officer (if not a Director), Chief Financial Officer and Corporate Secretary shall attend each meeting of the Board, unless requested otherwise by the Board. Directors may request that other appropriate members of senior management present to the Board information on specific topics relating to the Company and its operations.

     D. Board Materials. Directors shall receive information and data that are important to their understanding of the businesses of the Company in sufficient time to prepare for meetings and in any event at least two business days prior to any regularly scheduled meeting in the case of a regular agenda item and as promptly as practicable thereafter with respect to any special agenda item. Information and data relating to matters to be addressed at a specially scheduled meeting shall be received by Directors as soon as practicable prior to the meeting. This material shall be as concise as possible while providing the requisite information; and it shall include highlights and summaries whenever appropriate. The material may be distributed by electronic means, regular mail, fax, courier, or overnight mail. However, it is recognized that certain circumstances may on occasion cause written materials to be unavailable in advance of the meeting.
     E. Meetings of Non-Management Directors in Executive Session. After each regularly scheduled meeting of the Board of Directors, the non-management members of the Board shall meet in regularly scheduled executive session, without the participation of the Chief Executive Officer or other members of the Company’s management to review matters concerning the relationship of the Board with the management Directors and other members of the Company’s management and such other matters as the Lead Director and participating Directors may deem appropriate. The Board shall not take formal actions at such sessions, although the participating Directors may make recommendations for consideration by the full Board. Additional executive sessions may be scheduled from time to time as determined by the Lead Director or a majority of the non-management Directors. Minutes of each meeting shall be prepared and the topics discussed at each meeting shall be summarized for the Chief Executive Officer by the Lead Director or the other non-management Directors participating in the meeting.
V. Board Committees and Committee Membership
     A. Number and Establishment of Committees. There are currently three standing Committees of the Board of Directors: Audit, Compensation and Nominating/Corporate Governance. From time to time, the Board may designate ad hoc Committees in conformity with the Company’s bylaws. Each standing Committee shall have the authority and responsibilities delineated in the Company’s bylaws, the resolutions creating it and any applicable charter. No standing Committee is authorized to create a subcommittee. The Board of Directors shall have the authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Company shall at all times have such Committees as may be required by applicable law or listing standards.
     B. Assignment of Committee Members. The Nominating/Corporate Governance Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board’s policy that only Directors who at all times meet the independence and other requirements of applicable law, listing requirements and these Guidelines shall serve on the Company’s standing Committees.

     C. Committee Charters. Each standing Committee shall have a written charter, which shall be approved by the full Board of Directors and state the purpose of such Committee. Committee charters shall be reviewed periodically to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the full Board of Directors. If any Director ceases to be independent under the standards set forth herein while serving on any Committee whose members must be independent, he or she shall promptly resign from that Committee.
     D. Committee Meetings. Each Committee Chair, in consultation with the Chair of the Board, shall establish agendas and, and subject to any requirements in the applicable committee charter, set meetings at the frequency and length appropriate and necessary to carry out the Committee’s responsibilities. Any Director who is not a member of a particular Committee may attend any Committee meeting, unless otherwise requested by the Committee Chair. All Directors shall be entitled to receive information distributed in respect of any particular Committee meeting, unless (i) otherwise requested by the Committee Chair or (ii) the Director elects not to receive such materials.
VI. Director Compensation.
The Compensation Committee shall review annually the Directors’ compensation package and make recommendations as appropriate to the full Board. Director compensation should be sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing Committees. Director compensation must be the sole remuneration from the Company for members of the Audit, Compensation, and Nominating/Corporate Governance Committees.
VII. Board Leadership
Subject to review from time to time, the Company will continue to combine the roles of Chair of the Board and Chief Executive Officer and will appoint a Lead Director, as set forth below.
     A. Role of the Chair. The Chair is responsible for coordinating the activities of the Board. In addition to the duties of a regular Board member and those set forth in the Company’s bylaws applicable to the office, the Chair has the following specific responsibilities:
•	Schedule Board meetings in a manner that enables the Board and its committees to perform their duties responsibly while not interfering with the ongoing operations of the Company;

•	Prepare, with input from the Chief Executive Officer if the same person does not hold both offices, committee chairs and other Directors, the agendas for the Board meetings;

•	Define the quality, quantity and timeliness of the flow of information between senior management and the Board;

•	Approve, in consultation with other Directors, the retention of consultants who report directly to the Board;

•	Interview, along with the members of the Nominating/Corporate Governance Committee, all Board candidates, and make recommendations to that committee;

•	Assist the Board in the implementation of these Guidelines; and

•	Consult with the Nominating/Corporate Governance Committee with respect to the membership of the various Board committees and the selection of the committee chairs.
     B. Role of Lead Director. Each year, the non-employee Directors shall appoint a Lead Director, who shall be an independent Director and whose responsibilities shall include:
•	developing the agenda for, and presiding over the executive sessions of, the Board’s non-management Directors;

•	facilitating communications between the Chair of the Board and other members of the Board;

•	with the Chair of the Board and Chief Executive Officer, coordinating the assessment of the committee structure, organization, and charters, and evaluating the need for any changes;

•	acting as principal liaison between the non-management Directors and the Chief Executive Officer on matters dealt with in executive session; and

•	assume such further tasks as the independent directors may determine from time to time.
     If the Chair of the Board is an independent Director, the Company expects that person shall also serve as the Lead Director.
VIII. Director Orientation and Continuing Education.
The Nominating/Corporate Governance Committee, working with the Company’s senior management, shall provide appropriate orientation programs for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company’s businesses and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. The Nominating/Corporate Governance Committee, working with the Company’s senior management, shall also periodically provide materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties and manage for visits to the Company’s key facilities. The Company shall offer annually to pay the costs for each Director attending and participating in one professionally sponsored conference or educational program designated to familiarize directors of publicly held companies with their duties and responsibilities.
IX. Miscellaneous
     A. Repricing Stock Options. The Company shall not reprice any stock options.
     B. Prohibition on Loans to Directors and Executive Officers. The Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers.
     C. Stock Ownership by Directors and Executive Officers. Directors and Executive Officers are encouraged to own shares of the Company’s stock and increase their ownership of those shares over time.
     D. Corporate Governance Guidelines. The Nominating/Corporate Governance Committee shall reevaluate, no less frequently than annually, these Guidelines and recommend to the Board such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively. If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deem reasonably necessary to assure full compliance as promptly as practicable. Copies of the current version of these Guidelines, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers, the Code of Ethics for Senior Financial Officers and the charter for each standing Committee of the Board shall be posted on the Company’s website.

Appendix V
NATIONAL OILWELL VARCO, INC.
CODE OF BUSINESS CONDUCT AND ETHICS FOR
MEMBERS OF THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS
Amended and Restated by the Board of Directors on November 16, 2005
     The Board of Directors (the “Board”) of National Oilwell Varco, Inc. (the “Company”) has adopted the following Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (this “Code”). This Code is intended to focus the Board, each Director, Company management, and each Executive Officer on areas of ethical risk, provide guidance to Directors and management to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each Director and Executive Officer must comply with the letter and spirit of this Code. This Code, the Company’s Business Ethics Policy, Conflict of Interest Policy, Policy Regarding Employee Inventions and Confidential Information, Improper Business Payments Policy, Policy Regarding U.S. Antitrust Laws, Code of Ethics for Senior Financial Officers and Policy on Insider Trading, in the aggregate constitute the Company’s Code of Ethics.
     No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles for Directors and Executive Officers. Directors and Executive Officers are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Chair of the Audit Committee, who may consult with legal counsel as appropriate.
     Executive Officers of the Company, including Directors who also serve as Executive Officers of the Company should read this Code in conjunction with the Company’s Business Ethics Policy.
     1. Conflict of Interest.
     A “conflict of interest” occurs when a Director’s or Executive Officer’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Conflicts of interest also arise when a Director or Executive Officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a Director or Executive Officer of the Company. The Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers or a member of his or her family.
     Directors and Executive Officers must avoid conflicts of interest with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Audit Committee.

     This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which Directors and Executive Officers must refrain, however, are set out below.
•	Relationship of Company with third parties. Directors and Executive Officers may not engage in any conduct or activities that are inconsistent with the Company’s best interests or that disrupt or impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

•	Compensation from non-Company sources. Directors and Executive Officers may not accept compensation, in any form, for services performed for the Company from any source other than the Company.

•	Gifts. Directors and Executive Officers and members of their families may not offer, give or receive gifts from persons or entities who deal with the Company in those cases where any such gift is being made in order to influence the Directors’ or Executive Officers’ actions as members of the Board and senior management of the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.
     2. Corporate Opportunities.
     Directors and Executive Officers owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Executive Officers, and Directors when an opportunity that relates to the Company’s business has been presented to the Directors solely by the Company or its agents and until such time as the Company has determined that it will not pursue the opportunity, are prohibited from: (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or the Director’s or Executive Officer’s position; (b) using the Company’s property, information, or position for personal gain; or (c) personally competing with the Company, directly or indirectly, for business opportunities. However, if it has been determined that the Company will not pursue an opportunity that relates to the Company’s business, a non-management Director may do so.
     3. Confidentiality.
     Directors and Executive Officers must maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company that comes to them, from whatever source, in their capacity as Director or Executive Officer, except when disclosure is authorized or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

     4. Protection and Proper Use of Company Assets.
     Theft, carelessness and waste of assets have a direct impact on the Company’s profitability. Directors and Executive Officers shall protect the Company’s assets and ensure their efficient use.
     5. Fair Dealing.
     The conduct required by fair dealing requires honesty in fact and the observance of reasonable commercial standards of fair dealing. Directors and Executive Officers shall deal fairly and oversee fair dealing by employees and officers with the Company’s directors, officers, employees, customers, suppliers and competitors. None should do anything that could be interpreted as dishonest or outside reasonable commercial standards of fair dealing.
     6. Compliance with Laws, Rules and Regulations.
     Directors and Executive Officers shall comply, and oversee compliance by employees, officers and other directors, with all laws, rules and regulations applicable to the Company.
     7. Compliance with this Code Cannot be Waived.
     While compliance with this Code cannot be waived by the Board or any Committee of the Board, the Board may, upon a favorable recommendation from its Audit Committee, determine that a proposed course of conduct does not contravene the substantive requirements of this Code.
     8. Encouraging the Reporting of any Illegal or Unethical Behavior.
     Directors and Executive Officers should promote ethical behavior and take steps to create a working environment at the Company that: (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules, regulations or the Company’s Code of Ethics to appropriate personnel; and (c) fosters the understanding among employees that the Company will not permit retaliation for reports made in good faith.
     9. Failure to Comply; Compliance Procedures.
     A failure by any Director or Executive Officer to comply with the laws or regulations governing the Company’s business, this Code or any other Company policy or requirement may result in disciplinary action, and, if warranted, legal proceedings. Directors and Executive Officers should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. Violations will be investigated by the Audit Committee or by a person or persons designated by the Audit Committee and appropriate action will be taken in the event of any violations of this Code.
     10. Annual Review.
     Annually, each Director and Executive Officer shall provide written certification that he or she has read and understands this Code and its contents and that he or she has not violated, and is not aware that any other Director or Executive Officer has violated, this Code.

Appendix VI
NATIONAL OILWELL VARCO, INC.
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
Amended and Restated by the Board of Directors on November 16, 2005
I certify that I will adhere to the following principles and responsibilities, as well as the Company’s Policy on Business Ethics and other legal and compliance policies and procedures (collectively the “Code”):
•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest involving personal and professional relationships;

•	To the best of my knowledge and abilities, I will provide other officials and constituents of the Company information that is full, fair, complete, objective, timely and understandable;

•	To the maximum extent possible, take actions and develop financial and accounting procedures that ensure that the Company’s books and records are accurate, and in conformance with recognized and required accounting standards, nationally and internationally;

•	To the best of my knowledge and abilities, I will comply with rules and regulations of U.S. and non-U.S. governmental entities, as well as other private and public regulatory agencies, to which the Company is subject;

•	Act at all times in good faith, responsibly, with due care, competence and diligence, and without any misrepresentation of material facts;

•	Act objectively, without allowing my independent judgment to be subordinated;

•	Respect the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

•	Share my knowledge and skills with others to improve the Company’s communications to its constituents;

•	Promote ethical behavior among employees under my supervision at the Company;

•	Promptly report to the Chair of the Audit Committee of the Board of Directors of the Company any violations of the Code; and

•	Protect the Company’s assets and resources and ensure their efficient use.

Name:
Title:
Date:

NATIONAL OILWELL VARCO, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
ON MAY 17, 2006
The undersigned hereby appoints Clay C. Williams and Dwight W. Rettig or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National Oilwell Varco, Inc. to be held on Wednesday, May 17, 2006, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the April 13, 2006 proxy statement.
This proxy is solicited on behalf of the board of directors of National Oilwell Varco, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees and for the ratification of the independent auditors.
The undersigned acknowledges receipt of the April 13, 2006 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.
(Continued and to be signed on the reverse side)

Please date, sign and mail your proxy card back as soon as possible!

☑	Please mark your vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1.	The election of directors:

	☐	FOR all nominees listed at right.	☐	WITHHOLD AUTHORITY for all nominees listed at right	Nominees:	Greg L. Armstrong David D. Harrison
Merrill A. Miller, Jr.

INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

2.	Ratification of Independent Auditors:
	☐	FOR	☐	AGAINST	☐	ABSTAIN

Signature	Signature if held jointly

Date	Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)